Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT

AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) is entered into effective as of December 22, 2023 (the “Effective Date”) by and among Biofrontera Inc. (“B- Inc.”), a Delaware corporation (on behalf of itself and as successor to Biofrontera Newderm LLC, a Delaware limited liability company (“B-Newderm”) and as successor to Cutanea Life Sciences, Inc., a Delaware corporation (“Cutanea”)), and Maruho Co., Ltd. (“Maruho”), a Japanese corporation, all collectively referred to as the “Parties.”

RECITALS

WHEREAS, the certain of the Parties entered into a Share Purchase and Transfer Agreement among Maruho, Cutanea, B-Newderm and B-AG (as defined below), dated as of March 25, 2019, as amended July 16, 2019 and as further amended December 10, 2019 (the “SPA”); and

WHEREAS, on February 13, 2023, B-Inc. initiated an arbitration against Maruho in the International Court of Arbitration, International Chamber of Commerce (“ICC”), reference number 27583/PDP (the “Arbitration”) alleging certain claims against Maruho in connection with the SPA; and

WHEREAS, Maruho has indicated that it believes it has certain claims against B-Inc. in connection with the SPA; and

WHEREAS, all of the above Parties have now agreed to settle and resolve the potential differences between Maruho and B-Inc. amicably and in accordance with the terms of this Settlement Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth below, the Parties agree as follows:

SETTLEMENT AMOUNT

1. B-Inc. will initiate a transfer to Maruho Deutschland GmbH, a German limited liability company that is wholly owned by Maruho (“MDG”), without further consideration from MDG or Maruho (other than the releases and discharges specified herein), a total of 5,451,016 (five million four hundred fifty-one thousand and sixteen) registered shares (Namensaktien) of Biofrontera AG, a German stock corporation (“B-AG”) (the “Shares”) within seven (7) days after the last of the Parties has signed this Settlement Agreement. B-Inc. will transfer all such Shares to the account of MDG in accordance with the provisions of the Share Transfer Agreement attached as Exhibit 1, which will be executed by the Parties simultaneously with the execution of this Settlement Agreement. B-Inc. will promptly execute, at Maruho’s or MDG’s request and without any further consideration from Maruho or MDG, any such document and instruments that Maruho or MDG shall reasonably require in order to effectuate the stock transfers referenced above.

RELEASE AND DISCHARGE

2. B-Inc., on its own behalf and on behalf of its subsidiaries, and each of their respective present, former and future officers, subsidiaries, directors, shareholders, managers, members, employees and agents in their respective capacities as such, and the heirs, executors, administrators, successors and assigns of each of them (collectively, “Biofrontera Releasors”) hereby irrevocably, unconditionally and generally releases and discharges Maruho and each of its subsidiaries, and their respective present, former and future officers, subsidiaries, directors, shareholders, managers, members, employees and agents in their respective capacities as such, and the heirs, executors, administrators, successors and assigns of each of them (collectively, the “Maruho Releasees”) to the fullest extent permitted by law, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, equity, arbitration or otherwise, which against the Maruho Releasees, or any of them, the Biofrontera Releasors ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever, whether known or unknown, and whether heretofore asserted or unasserted, from the beginning of the world to the date of this Settlement Agreement or any time thereafter, arising from or in connection with or in any manner relating to the the SPA, including but not limited to any claims that were or could have been asserted in the Arbitration. This release does not release any obligations of the Maruho Releasees under this Settlement Agreement.

3. The Biofrontera Releasors hereby covenant and agree not to sue on or assert in court, arbitration, or any other forum any matter otherwise stated to be released under the terms of this Settlement Agreement.

4. Maruho, on its own behalf and on behalf of each of its subsidiaries, and each of their respective present, former and future officers, subsidiaries, directors, shareholders, managers, members, employees and agents in their respective capacities as such, and the heirs, executors, administrators, successors and assigns of each of them (collectively, “Maruho Releasors”) hereby irrevocably, unconditionally and generally releases and discharges B-Inc. and each of its subsidiaries, and their respective present, former and future officers, subsidiaries, directors, shareholders, managers, members, employees and agents in their respective capacities as such, and the heirs, executors, administrators, successors and assigns of each of them (collectively, the “Biofrontera Releasees”) to the fullest extent permitted by law, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, equity, arbitration or otherwise, which against the Biofrontera Releasees, or any of them, the Maruho Releasors ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever, whether known or unknown, and whether heretofore asserted or unasserted, from the beginning of the world to the date of this Settlement Agreement or any time thereafter, arising from or in connection with or in any manner relating to the SPA, including but not limited to any claims for repayment of loans made by Maruho pursuant to Section 2 of the SPA, any claims for earnout payments under Section 2 of the SPA, and any claims for participation in or entitlement to Xepi (as defined in the SPA) profits or revenue in connection with the marketing or sale of Xepi, and any claims that could have been asserted in the Arbitration. This release does not release any obligations of the Biofrontera Releasees under this Settlement Agreement.

5. The Maruho Releasors hereby covenant and agree not to sue on or assert in court, arbitration, or any other forum any matter otherwise stated to be released under the terms of this Settlement Agreement.

REPRESENTATIONS AND WARRANTIES OF B-INC.

6. B-Inc. hereby represents and warrants to Maruho that the following statements are correct:

a. B-Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware. B-Inc. has all requisite power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Settlement Agreement have been duly authorized by B-Inc. This Settlement Agreement, when executed and delivered by all the Parties in accordance with the terms hereof (and assuming due authorization, execution and delivery by each of the other parties hereto) constitutes or will constitute a valid and binding obligation of B-Inc., enforceable against B-Inc. in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity affecting the availability of specific performance and other equitable remedies.

b. The execution, delivery and performance by B-Inc. of this Settlement Agreement do not and will not (whether with or without the passage of time, the giving of notice or both): (i) violate or conflict with any provision of the organizational documents of B-Inc., (ii) violate, conflict with, or result in the breach of, or constitute a default under, any contract or arrangement to which B-Inc. is a party or otherwise bound, (iii) result in the creation of any lien or encumbrance upon any of the Shares or (iv) violate or result in a breach of or constitute a default under any law to which B-Inc. or any of its properties or assets is subject.

c. B-Inc. is the sole record and beneficial owner and has good and valid title to the Shares, free and clear of all liens and encumbrances, and B-Inc. will transfer to MDG good and valid title to the Shares free and clear of all liens and encumbrances. All of the Shares have been duly authorized, validly issued, are fully paid up and non-assessable and were not issued in violation of any applicable laws or (to the best knowledge of B-Inc.) in violation of any preemptive rights. All of the Shares are listed on and will be immediately tradeable by MDG, without restrictions, on the Deutsche Borse Xetra Exchange. B-Inc. has no information regarding B-AG concerning the decision to enter into this Settlement Agreement or the matters being resolved by this Settlement Agreement which would constitute insider information within the meaning of Art. 7 of the EU Market Abuse Regulation (“MAR”) that has not been disclosed to the market so far in compliance with Art. 17 MAR.

d. There is no legal or administrative proceeding pending against B-Inc. before any court, arbitral tribunal or public authority that in any manner challenges or seeks to prevent, alter or materially delay the transaction contemplated in this Settlement Agreement.

e. No bankruptcy proceedings, insolvency proceedings or similar proceedings under applicable law are pending regarding B-Inc., and B-Inc. is not required under applicable law to file for any such proceedings.

REPRESENTATIONS AND WARRANTIES OF MARUHO

7. Maruho hereby represents and warrants to B-Inc. that the following statements are correct:

a. Maruho is a corporation duly organized, validly existing and in good standing under the laws of Japan. Maruho has all requisite power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Settlement Agreement have been duly authorized by Maruho. This Settlement Agreement, when executed and delivered by all the Parties in accordance with the terms hereof (and assuming due authorization, execution and delivery by each of the other parties hereto) constitutes or will constitute a valid and binding obligation of Maruho, enforceable against Maruho in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity affecting the availability of specific performance and other equitable remedies.

b. The execution, delivery and performance by Maruho of this Settlement Agreement do not and will not (whether with or without the passage of time, the giving of notice or both): (i) violate or conflict with any provision of the organizational documents of Maruho, (ii) violate, conflict with, or result in the breach of, or constitute a default under, any contract or arrangement to which Maruho is a party or otherwise bound, or (iii) violate or result in a breach of or constitute a default under any law to which Maruho or any of its properties or assets is subject.

c. There is no legal or administrative proceeding pending against Maruho before any court, arbitral tribunal or public authority that in any manner challenges or seeks to prevent, alter or materially delay the transaction contemplated in this Settlement Agreement.

d. No bankruptcy proceedings, insolvency proceedings or similar proceedings under applicable law are pending regarding Maruho, and Maruho is not required under applicable law to file for any such proceedings.

EXPENSES AND FEES

8. Each Party will bear its own costs, disbursements and expenses, including attorneys’ fees, incurred in connection with the Arbitration and in negotiating and documenting this Settlement Agreement.

DISMISSAL WITH PREJUDICE

9. Immediately following execution of this Settlement Agreement, B-Inc. and Maruho and their counsel will halt all litigation and dispute activities concerning the SPA, the Arbitration, and the claims that are the subject of this Settlement Agreement, will advise the ICC that the Arbitration has been settled, and will jointly seek a continued stay of all proceedings pending implementation of the Settlement Agreement.

10. Simultaneously with B-Inc.’s transfer of the Shares to MDG, counsel for B-Inc. shall deliver to the ICC, via email and jointly on behalf of the Parties, a notice of withdrawal, withdrawing all claims and terminating the Arbitration, with prejudice, with each Party bearing its own costs. Upon submission of the notice of withdrawal, all claims arising from the subject matter of the Arbitration that have been or could have been asserted by any of the Parties in the Arbitration will be dismissed with prejudice. If for any reason counsel for B-Inc. fails to timely deliver the notice of withdrawal as required by this clause, the Parties agree that counsel for Maruho shall be entitled to obtain the dismissal of the Arbitration with prejudice as described in this clause upon providing the ICC with a copy of this Settlement Agreement, with a copy to counsel for B-Inc.

GOVERNING LAW AND JURISDICTION

11. This Settlement Agreement shall be governed by and construed in accordance with the internal law of the State of New York without reference to conflict-of-laws principles.

12. Each of the Parties consents and agrees that the Federal and State courts in New York County, USA will have exclusive personal jurisdiction with respect to any dispute or controversy relating to this Settlement Agreement or its subject matter, and that process may be served by air courier, regular mail or any other method in accordance with New York law, with a copy to current counsel for all of the Parties (such copy shall not be deemed to constitute service on a Party), at the following addresses (or at any other address notified to the other Party in accordance with the provisions of this Section 12):

For Maruho:	Maruho Co., Ltd.,
1-5-22, Nakatsu, Kita-Ku,
Osaka,531-0071, Japan
Attention: Masahiro Akatsuka

For Maruho counsel:	Baker & McKenzie LLP
452 Fifth Avenue
New York, New York 10018
Attention: Jacob Kaplan, Esq.

For B-Inc.:	Biofrontera Inc.
120 Presidential Way, Suite 330
Woburn, MA 01801
Attention: CEO

For B-Inc. Counsel:	McGuireWoods LLP
1251 Avenue of the Americas, 20th Floor
New York, New York 10020
Attention: Jeffrey J. Chapman, Esq.

Each of the Parties agrees that, if so served, it will raise no objection to the personal jurisdiction of the court in any such dispute or controversy involving the Settlement Agreement.

DISCLOSURE

13. Maruho expressly agrees and acknowledges that B-Inc. (i) will disclose this Settlement Agreement in accordance with applicable United States Securities and Exchange Commission (“SEC”) rules; (ii) will only disclose the Share Transfer Agreement if it (x) determines that such disclosure is required by SEC rules and (y) redacts any and all sensitive and confidential information included in the Share Transfer Agreement, including but not limited to bank account information; and (iii) shall be permitted to discuss the financial implications of this Settlement Agreement with current or prospective investors. Notwithstanding the above, neither Party shall issue a press release or similar public communication announcing, discussing, or otherwise publicizing this Settlement Agreement.

INDEMNITY

14. Each Party will indemnify and hold harmless the other Party and its subsidiaries, and each of their respective present, former and future officers, subsidiaries, directors, shareholders, managers, members, employees and agents in their respective capacities as such, and the heirs, executors, administrators, successors and assigns of each of them (including, in the event that litigation is commenced against any of them) for any violation of such Party’s representations, warranties and covenants contained in this Settlement Agreement, including without limitation such indemnitees’ payment of any applicable judgment incurred by them, applicable settlement paid by them, and applicable costs incurred by them (including reasonable attorneys’ fees and costs).

EFFECTIVENESS, NON-ADMISSION,

NON-MODIFICATION AND EXECUTION

15. This Settlement Agreement constitutes the entire agreement between the Parties hereto concerning the subject matter hereof and supersedes any prior communication, understanding, or agreement, whether written or oral, concerning the subject matter hereof.

16. The Parties warrant, represent and agree that, in executing this Settlement Agreement and in accepting the stated consideration, the Parties do so with full knowledge of any and all rights which the Parties may have with respect to the controversies herein compromised and that the Parties have sought independent legal advice from their attorneys with regard to the facts relating to said controversies and with respect to the rights and asserted rights arising out of said facts.

17. This Settlement Agreement is intended to be and is a settlement and compromise of a dispute between the Parties, and neither this Settlement Agreement, nor any acts or omissions related thereto, shall constitute an admission or disclaimer of the existence of liability of any kind; nor shall they be construed as a waiver, modification or retraction of the respective views and positions of the Parties.

18. This Settlement Agreement shall not be modified, altered, amended or changed, except by a writing signed by the Parties hereto.

19. This Settlement Agreement has been jointly negotiated and drafted. The language of this Settlement Agreement shall be construed as a whole according to its fair meaning, and not strictly construed for or against any Party based upon that Party’s status as a drafter of any particular provision or term of this Settlement Agreement.

20. All representations and agreements set forth in this Settlement Agreement shall be deemed continuing and shall survive the effective date of this Settlement Agreement.

21. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed to constitute one instrument. A signature produced by facsimile transmission or email shall be deemed to be an original signature.

22. This Settlement Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective subsidiaries, and the respective directors, officers, employees, agents, executors, administrators, heirs, successors and assigns of each such Party.

23. If any provision of this Settlement Agreement is not enforceable, the remaining portions of the Settlement Agreement shall be enforced to the extent that they can be severed from the portion that is not enforceable.

24. This Settlement Agreement shall become effective immediately following execution by each of the Parties.

25. Each of the Parties expressly warrants and represents that the person signing this Settlement Agreement is fully authorized to execute this Settlement Agreement on its behalf and is fully authorized and empowered to effectuate the terms of this Settlement Agreement.

26. The Parties or their respective counsel, where appropriate, shall execute such other and further instruments as may be necessary to give effect to the foregoing.

27. The headings in this Settlement Agreement are provided for convenience only, and shall not be considered as substantive terms of this Settlement Agreement, and shall not be used in the interpretation of this Settlement Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be signed by their duly authorized representatives as of the Effective Date above.

Biofrontera, Inc.		Maruho Co., Ltd.

By:		By:
Name:	Hermann Luebbert	Name:	Masahiro Akatsuka
Its Duly Authorized: Chief Executive Officer		Its Duly Authorized: Senior Corporate Officer, Global Business Development, Research & Development

Date:	December 27, 2023	Date:	December _____, 2023

22. This Settlement Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective subsidiaries, and the respective directors, officers, employees, agents, executors, administrators, heirs, successors and assigns of each such Party.

23. If any provision of this Settlement Agreement is not enforceable, the remaining portions of the Settlement Agreement shall be enforced to the extent that they can be severed from the portion that is not enforceable.

24. This Settlement Agreement shall become effective immediately following execution by each of the Parties.

25. Each of the Parties expressly warrants and represents that the person signing this Settlement Agreement is fully authorized to execute this Settlement Agreement on its behalf and is fully authorized and empowered to effectuate the terms of this Settlement Agreement.

26. The Parties or their respective counsel, where appropriate, shall execute such other and further instruments as may be necessary to give effect to the foregoing.

27. The headings in this Settlement Agreement are provided for convenience only, and shall not be considered as substantive terms of this Settlement Agreement, and shall not be used in the interpretation of this Settlement Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be signed by their duly authorized representatives as of the Effective Date above.

Biofrontera, Inc.	Maruho Co., Ltd.

By:	By:
Name:	Name:	Masahiro Akatsuka
Its Duly Authorized:	Its Duly Authorized:_Senior Corporate Officer, Global Business Development, Research & Development

Date: December ___, 2023	Date:	December 22, 2023

EXHIBIT 1

SHARE TRANSFER AGREEMENT

Share Transfer Agreement

dated December 22, 2023

between

(1)	Biofrontera Inc., a corporation incorporated under the laws of Delaware, with business address at 120 Presidential Way, Suite 330, Woburn, Massachusetts 01801, USA (the “Transferor”);

(2)	Maruho Co., Ltd., a corporation incorporated under the laws of Japan, with business address at 1-5-22, Nakatsu, Kita-Ku, Osaka, 531-0071, Japan (“Maruho”); and

(3)	Maruho Deutschland GmbH, a limited liability company incorporated under the laws of Ger- many, which is wholly owned by Maruho, and with registered seat in Düsseldorf, registered in the commercial register of the local court of Düsseldorf under no. HRB 69727, with business address at Hemmelrather Weg 201, 51377 Leverkusen, Germany (the “Transferee”).

Preamble

(A)	Biofrontera AG, a German listed stock corporation, having its registered seat in Leverkusen, reg- istered in the commercial register of the local court of Cologne under no. HRB 49717, with reg- istered business address at Hemmelrather Weg 201, 51377 Leverkusen, Germany (the “Com- pany”) has a registered share capital of EUR 63,807,058 that is divided into 63,807,058 no-par value registered shares (Namensaktien) (the “Company Shares”).

(B)	The Company Shares are evidenced by one or several global share certificates (Globalurkunden) held in custody at Clearstream Banking AG (“Clearstream”) and are admitted to trading on the regulated market of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) (sub-segment Prime Standard) under ISIN DE0006046113.

(C)	On the date hereof, Transferor and Maruho have entered into a settlement agreement (the “Set- tlement Agreement”) in which Transferor undertook to initiate transfer to Transferee, without further consideration from Maruho or Transferee (other than the releases and discharges specified in the Settlement Agreement), of a total of 5,451,016 (five million four hundred fifty-one thou- sand and sixteen) of the Company Shares (the “Shares”) within seven (7) days after the last of the Parties has signed the Settlement Agreement.

(D)	Therefore, Transferor, Maruho and Transferee (together the “Parties”, each a “Party”) agree as follows (the “Agreement”):

1.	Transfer of Title

1.1	Transferor hereby transfers title in (übereignen), and assigns (abtreten) any and all rights pertain- ing to, the Shares, pursuant to the transfer and delivery procedures set forth in Sections 2 and 3 below to Transferee.

1.2	Transferee accepts the transfer of title and assignment pursuant to Section 1.1.

2.	Procedure of Transfer of Title

2.1	The Parties hereby agree that, in accordance with the delivery procedures set out in Section 3 below, the ownership in the Shares shall pass to the Transferee (Einigung within the meaning of section 929 sentence 1 of the German Civil Code (Bürgerliches Gesetzbuch)) and the Shares, in- cluding all ancillary rights pertaining thereto, shall be transferred and assigned to Transferee.

2.2	For such purpose, Transferor hereby also transfers (übereignen) to Transferee its co-ownership right (Miteigentumsanteil) in the global share certificate (Globalurkunde) issued for the Shares together with all of Transferor’s rights for surrender of possession (Abtretung des Herausgabeanspruchs within the meaning of section 931 of the German Civil Code (Bürgerliches Gesetzbuch)) with regard to the Shares against (i) Clearstream and (ii) the bank at which the Transferor’s securities deposit, into which the Shares are booked (the “Transferor’s Securities Deposit”), is maintained in its capacity as depositary bank (“Transferor’s Bank”).

3.	Delivery Procedure

3.1	Immediately following the execution of this Agreement, the Parties shall take the following ac- tions:

3.1.1	Transferor shall irrevocably instruct the Transferor’s Bank in writing to transfer the Shares from the Transferor’s Securities Deposit to the securities deposit of Transferee to be designated by Transferee and notified to Transferor on the date hereof (the “Transferee’s Securities Deposit”, and the bank at which the Transferee’s Securities Deposit is maintained, the “Transferee’s Bank”) by making a corresponding book-entry transfer (Girosammelgutschrift).

For purposes of effecting the transfer of title and delivery of the Shares in accordance with the above procedures, Transferor and Transferee agree to enter via their relevant depositary banks matching instructions in the settlement system of Clearstream (CASCADE) to provide the receiv- ing and/or instructing depositary bank the respective instruction. The point in time the transfer of the Shares is completed by way of the procedure pursuant to this Section 3.1 is referred to as the “Completion”.

3.2	Each Party shall take any other actions and make any other declarations as may be necessary or useful in order to effect the transfer of title and delivery of the Shares to the Transferee, without any further payment or consideration made to any other Party.

4.	Transferor’s warranties

Transferor hereby warrants (garantiert) to Transferee by way of an independent promise of guar- antee (selbständiges Garantieversprechen) pursuant to section 311 (1) of the German Civil Code (Bürgerliches Gesetzbuch, “BGB”) that the following statements in this Section 4 are correct as of the day of this Agreement:

a)	Transferor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Transferor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and per- formance of this Agreement have been duly authorized by Transferor. This Agreement, when executed and delivered by all the Parties in accordance with the terms hereof (and assuming due authorization, execution and delivery by each of the other parties hereto) constitutes or will constitute a valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity affecting the availability of specific performance and other equitable remedies.

b)	The execution, delivery and performance by Transferor of this Agreement do not and will not (whether with or without the passage of time, the giving of notice or both): (i) violate or conflict with any provision of the organizational documents of Transferor, (ii) violate, conflict with, or result in the breach of, or constitute a default under, any contract or ar- rangement to which Transferor is a party or otherwise bound, (iii) result in the creation of any lien or encumbrance upon any of the Shares or (iv) violate or result in a breach of or constitute a default under any law to which Transferor or any of its properties or assets is subject.

c)	Transferor is the sole record and the sole beneficial owner and has good and valid title to the Shares, free and clear of all liens and encumbrances, and Transferor will transfer to Transferee good and valid title to the Shares free and clear of all liens and encumbrances (dingliche Belastungen). All of the Shares have been duly authorized, validly issued, are fully paid up and non-assessable and were not issued in violation of any applicable laws or (to the best knowledge of Transferor) in violation of any preemptive rights. All of the Shares are listed on and will be immediately tradeable by Transferee, without restrictions, on the Deutsche Borse Xetra Exchange. Transferor has no information regarding the Com- pany concerning the decision to enter into the Settlement Agreement or the matters being resolved by the Settlement Agreement which would constitute insider information within the meaning of Art. 7 of the EU Market Abuse Regulation (“MAR”) that has not been disclosed to the market so far in compliance with Art. 17 MAR.

d)	There is no legal or administrative proceeding pending against Transferor before any court, arbitral tribunal or public authority that in any manner challenges or seeks to prevent, alter or materially delay the transaction contemplated in this Agreement.

e)	No bankruptcy proceedings, insolvency proceedings (Insolvenzverfahren) or similar proceedings under applicable law are pending regarding Transferor, and Transferor is not required under applicable law to file for any such proceedings.

5.	Transferee’s warranties

Transferee hereby warrants (garantiert) to Transferor by way of an independent promise of guar- antee (selbständiges Garantieversprechen) pursuant to section 311 (1) BGB that the following statements in this Section 5 are correct as of the day of this Agreement:

a)	Transferee is a limited liability company duly organized, validly existing and in good stand- ing under the laws of Germany. Transferee has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, deliv- ery and performance of this Agreement have been duly authorized by Transferee. This Agreement, when executed and delivered by all the Parties in accordance with the terms hereof (and assuming due authorization, execution and delivery by each of the other parties hereto) constitutes or will constitute a valid and binding obligation of Transferee, enforce- able against Transferee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity affecting the availability of specific performance and other equitable remedies.

b)	The execution, delivery and performance by Transferee of this Agreement do not and will not (whether with or without the passage of time, the giving of notice or both): (i) violate or conflict with any provision of the organizational documents of Transferee, (ii) violate, conflict with, or result in the breach of, or constitute a default under, any contract or ar- rangement to which Transferee is a party or otherwise bound, or (iii) violate or result in a breach of or constitute a default under any law to which Transferee or any of its properties or assets is subject.

c)	There is no legal or administrative proceeding pending against Transferee before any court, arbitral tribunal or public authority that in any manner challenges or seeks to prevent, alter or materially delay the transaction contemplated in this Agreement.

d)	No bankruptcy proceedings, insolvency proceedings (Insolvenzverfahren) or similar pro- ceedings under applicable law are pending regarding Transferee, and Transferee is not re- quired under applicable law to file for any such proceedings.

6.	Maruho’s warranties

Maruho hereby warrants (garantiert) to Transferor by way of an independent promise of guaran- tee (selbständiges Garantieversprechen) pursuant to section 311 (1) BGB that the following statements in this Section 6 are correct as of the day of this Agreement:

a)	Maruho is a corporation duly organized, validly existing and in good standing under the laws of Japan. Maruho has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and perfor- mance of this Agreement have been duly authorized by Maruho. This Agreement, when executed and delivered by all the Parties in accordance with the terms hereof (and assuming due authorization, execution and delivery by each of the other parties hereto) constitutes or will constitute a valid and binding obligation of Maruho, enforceable against Maruho in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity affecting the availability of specific performance and other equitable remedies.

b)	The execution, delivery and performance by Maruho this Agreement do not and will not (whether with or without the passage of time, the giving of notice or both): (i) violate or conflict with any provision of the organizational documents of Maruho, (ii) violate, conflict with, or result in the breach of, or constitute a default under, any contract or arrangement to which Maruho is a party or otherwise bound, or (iii) violate or result in a breach of or constitute a default under any law to which Maruho or any of its properties or assets is subject.

c)	There is no legal or administrative proceeding pending against Maruho before any court, arbitral tribunal or public authority that in any manner challenges or seeks to prevent, alter or materially delay the transaction contemplated in this Agreement.

d)	No bankruptcy proceedings, insolvency proceedings (Insolvenzverfahren) or similar pro- ceedings under applicable law are pending regarding Maruho, and Maruho is not required under applicable law to file for any such proceedings.

7.	Miscellaneous

7.1	Costs: Unless explicitly set forth otherwise herein, each Party shall bear its own costs incurred in connection with the negotiation, conclusion or execution of this Agreement (including the trans- actions stipulated in this Agreement), including any advisors’ fees, bank fees, taxes, if any, and other duties incurred.

7.2	Counterparts: This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. A telefax or e-mail transmission of scanned or executed counterparts of this Agreement shall be sufficient to bind a Party to the same extent as an original.

7.3	Amendments and waivers: Any and all amendments to this Agreement or waivers must be made in writing by all Parties, unless stricter requirements as to their form are required by mandatory law. This shall also apply to any waiver of compliance with the provisions of this Section 7.3.

7.4	Interpretation: This Agreement is made in the English language. Terms to which a German trans- lation has been added in parenthesis will, however, be construed and interpreted throughout the document as having the meaning assigned to them by the German translation. The headings of the sections and subsections in this Agreement are for convenience purposes only and shall not affect the interpretation of any of the provisions hereof.

7.5	Severability: Should any provision of this Agreement be or become invalid, ineffective or unen- forceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision that comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision with re- gard to the subject matter, amount, time, place and extent. The aforesaid shall apply mutatis mu- tandis to any gap in this Agreement. The Parties agree that the provisions in this Section 7.5 shall not reverse the burden of proof but that Section 139 Bürgerliches Gesetzbuch shall be waived in its entirety.

7.6	Governing law: This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany notwithstanding any conflict-of-law rules.

7.7	Jurisdiction: Each of the Parties consents and agrees that the Federal and State courts in New York County, USA will have exclusive personal jurisdiction with respect to any dispute or con- troversy relating to this Agreement or its subject matter, and that process may be served by air courier, regular mail or any other method in accordance with New York law, with a copy to cur- rent counsel for all of the Parties (such copy shall not be deemed to constitute service on a Party), at the following addresses (or at any other address notified to the other Party in accordance with the provisions of this Section 7.7):

For Maruho: Maruho Co., Ltd.,

1-5-22, Nakatsu, Kita-Ku,

Osaka, 531-0071, Japan

Attention: Masahiro Akatsuka

For Maruho counsel: Baker & McKenzie LLP

452 Fifth Avenue

New York, New York 10018

Attention: Jacob Kaplan, Esq.

For B-Inc.: Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, MA 01801

Attention: CEO

For B-Inc. Counsel: McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Attention: Jeffrey J. Chapman, Esq.

For MDG: Maruho Deutschland GmbH,

Hemmelrather Weg 201,

51377 Leverkusen, Germany

Attention: Takaharu Kato

For MDG counsel: Gleiss Lutz

Dreischeibenhaus 1,

40211 Düsseldorf, Germany

Attention: Martin Hitzer

Each of the Parties agrees that, if so served, it will raise no objection to the personal jurisdiction of the court in any such dispute or controversy involving this Agreement.

Signature page follows

Signatures

Biofrontera Inc.:

Name:	Hermann Luebbert

Position:	Chief Executive Officer

Date:	December 27, 2023

Maruho Co., Ltd.:

Name:	Masahiro Akatsuka

Position:	Senior Corporate Officer,
Global Business Development, Research & Development

Date:	December ____, 2023

Maruho Deutschland GmbH:

Name:	Takaharu Kato

Position:	Managing Director

Date:	December ____, 2023

Signatures

Biofrontera Inc.:

Name:

Position:

Date:	December_, 2023

Maruho Co., Ltd.:

Name:	Masahiro Akatsuka

Position:	Senior Corporate Officer, Global Business Development, Research & Development

Date:	December 22,2023

Maruho Deutschland GmbH:

Name:	Takaharu Kato

Position:	Managing Director

Date:	December ___, 2023

Signatures

Biofrontera Inc.:

Name:

Position:

Date:	December __, 2023

Maruho Co., Ltd.:

Name:	Masahiro Akatsuka

Position:	Senior Corporate Officer, Global Business Development, Research & Development

Date:	December __, 2023

Maruho Deutschland GmbH:

Name:	Takaharu Kato

Position:	Managing Director

Date:	December 22,2023